Exhibit 99.1

For Immediate Release
Oct. 31, 2014

PNM Resources Reports Third Quarter Results
2014 Earnings Guidance Affirmed, Conference call set for 11 a.m. Eastern today

PNM Resources (In millions, except EPS)

	Q3 2014	Q3 2013	YTD 2014	YTD 2013
GAAP net earnings	$55.7	$54.6	$97.3	$92.9
GAAP diluted EPS	$0.69	$0.68	$1.21	$1.15
Ongoing net earnings	$54.5	$51.7	$100.1	$96.8
Ongoing diluted EPS	$0.68	$0.64	$1.25	$1.20

(ALBUQUERQUE, N.M.) - PNM Resources (NYSE: PNM) today released the company’s 2014 third quarter earnings results. In addition, management affirmed its 2014 consolidated ongoing earnings guidance range of $1.44 to $1.51 per diluted share.

“This was another solid quarter for the company, with consistent financial performance and important constructive regulatory developments,” said Pat Vincent-Collawn, PNM Resources’ chairman, president and CEO. “Growth from the strong Texas economy is helping balance the challenges associated with a still-recovering New Mexico market. We’ve also made regulatory progress in New Mexico. Specifically, the San Juan Generating Station plan is moving forward, following recent EPA approval. We are now focused on obtaining New Mexico Public Regulation Commission sign-off on a settlement agreement reached with several key participating parties. I’m pleased that we continue to move forward with initiatives designed to better serve our customers and build a cleaner, balanced generation portfolio.”

SEGMENT REPORTING OF 2014 THIRD QUARTER AND YEAR TO DATE EARNINGS
PNM - a vertically integrated electric utility in New Mexico with distribution, transmission and generation assets.
PNM (In millions, except EPS)

	Q3 2014	Q3 2013	YTD 2014	YTD 2013
GAAP net earnings	$45.2	$47.7	$73.0	$85.1
GAAP diluted EPS	$0.56	$0.59	$0.91	$1.06
Ongoing net earnings	$44.0	$43.6	$75.6	$82.0
Ongoing diluted EPS	$0.55	$0.54	$0.94	$1.02
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•
PNM’s ongoing earnings benefitted from the purchase of the Delta Person Generating Station (renamed the Rio Bravo Generating Station), higher market prices for Palo Verde unit 3, nuclear decommissioning trust gains, and a 2013 contribution made to the Navajo Workforce Training Initiative that did not recur in 2014. These were partially offset by increased depreciation and property tax expense, the termination of the Gallup FERC generation contract, and unseasonably cooler weather.

TNMP - an electric transmission and distribution utility in Texas.

TNMP (In millions, except EPS)

	Q3 2014	Q3 2013	YTD 2014	YTD 2013
GAAP net earnings	$12.4	$10.1	$28.7	$22.2
GAAP diluted EPS	$0.15	$0.13	$0.36	$0.28
Ongoing net earnings	$12.4	$10.1	$28.7	$22.2
Ongoing diluted EPS	$0.15	$0.13	$0.36	$0.28

•
TNMP’s ongoing earnings benefitted from rate relief, increased load and we again exceeded our Energy Efficiency goal, which resulted in a bonus payment awarded in 2014 for 2013 results. These gains were partially offset by unseasonably cooler weather.

Corporate and Other - a segment that reflects costs at the PNM Resources holding company, mainly comprised of interest expense related to debt.

Corporate and Other (In millions, except EPS)

	Q3 2014	Q3 2013	YTD 2014	YTD 2013
GAAP net earnings (loss)	($1.9)	($3.2)	($4.4)	($14.4)
GAAP diluted EPS	($0.02)	($0.04)	($0.05)	($0.18)
Ongoing net earnings (loss)	($1.9)	($2.0)	($4.2)	($7.4)
Ongoing diluted EPS	($0.02)	($0.03)	($0.05)	($0.10)

•	Corporate and Other benefitted from lower interest expense.
Financial materials are available at http://www.pnmresources.com/investors/results.cfm.
THIRD QUARTER CONFERENCE CALL: 11 AM EASTERN TODAY
PNM Resources will discuss third quarter earnings results during a live conference call and webcast today at 11 a.m. Eastern. Speaking on the call will be Pat Vincent-Collawn, PNM Resources chairman, president and CEO, and Chuck Eldred, PNM Resources executive vice president and CFO.

A live webcast of the call will be archived at http://www.pnmresources.com/investors/events.cfm. Listeners are encouraged to visit the website at least 30 minutes before the event to register, download and install any necessary audio software. Investors and analysts can participate in the live conference call by dialing (877) 377-7098 or (631) 291-4547 five to 10 minutes prior to the event and referencing “the PNM Resources third quarter conference call.”

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PNM Resources Reports Q3 Earnings            10-31-14                p. 3 of 3

A telephone replay will be available at 2 p.m. Eastern today until midnight November 14, 2014 by dialing (855) 859-2056 or (404) 537-3406 and using the confirmation code 21507892. Supporting material for PNM Resources’ earnings announcements can be viewed and downloaded at http://www.pnmresources.com/investors/results.cfm.

Background:
PNM Resources (NYSE: PNM) is an energy holding company based in Albuquerque, N.M., with 2013 consolidated operating revenues of $1.4 billion. Through its regulated utilities, PNM and TNMP, PNM Resources has approximately 2,572 megawatts of generation capacity and provides electricity to more than 746,000 homes and businesses in New Mexico and Texas. For more information, visit the company's website at www.PNMResources.com

CONTACTS:
Analysts                        Media
Jimmie Blotter                        Pahl Shipley
(505) 241-2227                    (505) 241-2782

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements made in this news release that relate to future events or PNM Resources’ (“PNMR”), Public Service Company of New Mexico’s (“PNM”), or Texas-New Mexico Power Company’s (“TNMP”) (collectively, the “Company”) expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates. PNMR, PNM, and TNMP assume no obligation to update this information. Because actual results may differ materially from those expressed or implied by these forward-looking statements, PNMR, PNM, and TNMP caution readers not to place undue reliance on these statements. PNMR's, PNM's, and TNMP's business, financial condition, cash flow, and operating results are influenced by many factors, which are often beyond their control that can cause actual results to differ from those expressed or implied by the forward-looking statements. For a discussion of risk factors and other important factors affecting forward-looking statements, please see the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission, which factors are specifically incorporated by reference herein.

Non-GAAP Financial Measures
The Company uses ongoing earnings and ongoing earnings per diluted share (or ongoing diluted earnings per share) to evaluate the operations of the Company and to establish goals for management and employees. While the Company believes these financial measures are appropriate and useful for investors, they are not measures presented in accordance with generally accepted accounting principles in the U.S. (“GAAP”). The Company does not intend for these measures, or any piece of these measures, to represent any financial measure as defined by GAAP. Furthermore, the Company’s calculations of these measures as presented may or may not be comparable to similarly titled measures used by other companies. The Company uses ongoing earnings guidance to provide investors with management's expectations of ongoing financial performance over the period presented. While the Company believes ongoing earnings guidance is an appropriate measure, it is not a measure presented in accordance with GAAP. The Company does not intend for ongoing earnings guidance to represent an expectation of net earnings as defined by GAAP. Management is generally not able to estimate the impact of the reconciling items between ongoing earnings guidance and forecasted GAAP net earnings, nor their probable impact on GAAP net earnings; therefore, management is generally not able to provide a corresponding GAAP equivalent for earnings guidance.

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PNM Resources
Schedule 1
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Three Months Ended September 30, 2014
GAAP Net Earnings (Loss) Attributable to PNMR:	$45,219	$12,355	$(1,921)	$55,653
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges[1]	(1,972)	—	—	(1,972)
Net change in unrealized impairments of available-for-sale securities[2]	791	—	—	791
Total Adjustments	(1,181)	—	—	(1,181)
Ongoing Earnings (Loss)	$44,038	$12,355	$(1,921)	$54,472

Nine Months Ended September 30, 2014
GAAP Net Earnings (Loss) Attributable to PNMR:	$72,976	$28,691	$(4,405)	$97,262
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges[5]	(41)	—	—	(41)
Net change in unrealized impairments of available-for-sale securities[2]	517	—	—	517
New Mexico corporate income tax rate change[6]	—	—	241	241
Process improvement initiatives[3]	1,115	34	—	1,149
San Juan Coal Company audit arbitration[4]	1,015	—	—	1,015
Total Adjustments	2,606	34	241	2,881
Ongoing Earnings (Loss)	$75,582	$28,725	$(4,164)	$100,143

2014 income tax effects calculated using tax rates of 35.00% for TNMP and 39.42% for other segments.

The impacts of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[1]Pre-tax[7] impacts reflected as $3,227 thousand increase in "Electric Operating Revenues" and $28 thousand reduction in "Cost of energy"
[2]Pre-tax[7] impact reflected in "Gains on available-for-sale securities"
[3]Pre-tax[7] impact reflected in "Administrative and general"
[4]Pre-tax[7] impact reflected in "Cost of energy"
[5]Pre-tax[7] impacts reflected as $138 thousand reduction in "Electric Operating Revenues" and $205 thousand reduction in "Cost of energy"
[6]Impact reflected in "Income Taxes"
[7]Tax impacts reflected in "Income Taxes"

PNM Resources
Schedule 2
Reconciliation of GAAP to Ongoing Earnings
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(in thousands)
Three Months Ended September 30, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$47,691	$10,106	$(3,242)	$54,555
Adjusting items, net of income tax effects
Mark-to-market impact of economic hedges[1]	(4,629)	—	—	(4,629)
Net change in unrealized impairments of available-for-sale securities[2]	(472)	—	—	(472)
Loss on reacquired debt[3]	—	—	1,202	1,202
Regulatory disallowance[4]	1,048	—	—	1,048
Total Adjustments	(4,053)	—	1,202	(2,851)
Ongoing Earnings (Loss)	$43,638	$10,106	$(2,040)	$51,704

Nine Months Ended September 30, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$85,120	$22,170	$(14,431)	$92,859
Adjusting items, net of income tax effects
New Mexico corporate income tax rate change[5]	—	—	1,234	1,234
Mark-to-market impact of economic hedges[6]	(3,538)	—	—	(3,538)
Net change in unrealized impairments of available-for-sale securities[2]	(606)	—	—	(606)
Loss on reacquired debt[3]	—	—	1,908	1,908
State tax credit impairment[5]	—	—	3,880	3,880
Regulatory disallowance[4]	1,048	—	—	1,048
Total Adjustments	(3,096)	—	7,022	3,926
Ongoing Earnings (Loss)	$82,024	$22,170	$(7,409)	$96,785

Income tax effects calculated using tax rates of 35.00% for TNMP and 39.59% for all other segments unless otherwise noted

The impacts of adjusting items are reflected on the GAAP Condensed Consolidated Statement of Earnings as follows:
[1]Pre-tax[7] impacts reflected as $7,568 thousand increase in "Electric Operating Revenues" and $95 thousand reduction in "Cost of energy"
[2]Pre-tax[7] impact reflected in "Gains on available-for-sale securities"
[3]Pre-tax[7] impact reflected in "Other (deductions)"
[4]Pre-tax[7] impact reflected in "Regulatory disallowances"
[5]Impact reflected in "Income Taxes"
[6]Pre-tax[7] impacts reflected as $5,021 thousand increase in "Electric Operating Revenues" and $837 thousand reduction in "Cost of energy"
[7]Tax impacts reflected in "Income Taxes"

PNM Resources
Schedule 3
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Three Months Ended September 30, 2014
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.56	$0.15	$(0.02)	$0.69
Adjusting items
Mark-to-market impact of economic hedges	(0.02)	—	—	(0.02)
Net change in unrealized impairments of available-for-sale securities	0.01	—	—	0.01
Total Adjustments	(0.01)	—	—	(0.01)
Ongoing Earnings (Loss)	$0.55	$0.15	$(0.02)	$0.68
Average Diluted Shares Outstanding: 80,223,101

Nine Months Ended September 30, 2014
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.91	$0.36	$(0.05)	$1.21
Adjusting items
Mark-to-market impact of economic hedges	—	—	—	—
Net change in unrealized impairments of available-for-sale securities	0.01	—	—	0.01
New Mexico corporate income tax rate change	—	—	—	—
Process improvement initiatives	0.01	—	—	0.01
San Juan Coal Company audit arbitration	0.01	—	—	0.01
Total Adjustments	0.03	—	—	0.03
Ongoing Earnings (Loss)	$0.94	$0.36	$(0.05)	$1.25
Average Diluted Shares Outstanding: 80,279,154

Tables may not appear visually accurate due to rounding.

PNM Resources
Schedule 4
Reconciliation of GAAP to Ongoing Earnings Per Diluted Share
(Preliminary and Unaudited)

	PNM	TNMP	Corporate and Other	Consolidated
	(per diluted share)
Three Months Ended September 30, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$0.59	$0.13	$(0.04)	$0.68
Adjusting items
Mark-to-market impact of economic hedges	(0.05)	—	—	(0.05)
Net change in unrealized impairments of available-for-sale securities	(0.01)	—	—	(0.01)
Loss on reacquired debt	—	—	0.01	0.01
Regulatory disallowance	0.01	—	—	0.01
Total Adjustments	(0.05)	—	0.01	(0.04)
Ongoing Earnings (Loss)	$0.54	$0.13	$(0.03)	$0.64
Average Diluted Shares Outstanding: 80,333,822

Nine Months Ended September 30, 2013
GAAP Net Earnings (Loss) Attributable to PNMR:	$1.06	$0.28	$(0.18)	$1.15
Adjusting items
New Mexico corporate income tax rate change	—	—	0.02	0.02
Mark-to-market impact of economic hedges	(0.04)	—	—	(0.04)
Net change in unrealized impairments of available-for-sale securities	(0.01)	—	—	(0.01)
Loss on reacquired debt	—	—	0.02	0.02
State tax credit impairment	—	—	0.05	0.05
Regulatory disallowance	0.01	—	—	0.01
Total Adjustments	(0.04)	—	0.09	0.05
Ongoing Earnings (Loss)	$1.02	$0.28	$(0.10)	$1.20
Average Diluted Shares Outstanding: 80,456,181

Tables may not appear visually accurate due to rounding.

PNM Resources
Schedule 5
Condensed Consolidated Statement of Earnings
(Preliminary and Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(In thousands, except per share amounts)
Electric Operating Revenues	$413,951	$399,730	$1,089,008	$1,064,993
Operating Expenses:
Cost of energy	132,499	114,674	354,532	325,039
Administrative and general	42,190	46,915	131,283	134,744
Energy production costs	43,287	41,142	136,422	131,546
Regulatory disallowances	—	1,735	—	1,735
Depreciation and amortization	44,295	42,743	128,424	125,189
Transmission and distribution costs	16,884	17,248	49,857	50,690
Taxes other than income taxes	17,997	17,534	51,641	49,739
Total operating expenses	297,152	281,991	852,159	818,682
Operating income	116,799	117,739	236,849	246,311
Other Income and Deductions:
Interest income	2,084	2,264	6,241	7,731
Gains on available-for-sale securities	962	2,188	8,234	6,935
Other income	2,895	3,254	7,648	7,577
Other (deductions)	(2,084)	(5,970)	(7,185)	(13,516)
Net other income and deductions	3,857	1,736	14,938	8,727
Interest Charges	30,115	30,365	89,621	92,279
Earnings before Income Taxes	90,541	89,110	162,166	162,759
Income Taxes	31,055	30,296	53,368	58,600
Net Earnings	59,486	58,814	108,798	104,159
(Earnings) Attributable to Valencia Non-controlling Interest	(3,701)	(4,127)	(11,140)	(10,904)
Preferred Stock Dividend Requirements of Subsidiary	(132)	(132)	(396)	(396)
Net Earnings Attributable to PNMR	$55,653	$54,555	$97,262	$92,859
Net Earnings Attributable to PNMR per Common Share:
Basic	$0.70	$0.68	$1.22	$1.16
Diluted	$0.69	$0.68	$1.21	$1.15
Dividends Declared per Common Share	$0.185	$0.165	$0.555	$0.495